Exhibit 99.1

Aspen Aerogels’ Patent Withstands Chinese Manufacturer’s Challenge

U.S. Court of Appeals affirms ITC’s determination that Aspen’s product patent is valid

NORTHBOROUGH, Mass., August 28, 2019— Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) announced today that the United States Court of Appeals for the Federal Circuit affirmed the 2018 determination of the United States International Trade Commission (“ITC”) finding Aspen’s product patent No. 7,078,359 is not invalid. In 2018, the ITC determined that Guangdong Alison Hi-Tech Co. Ltd. (“Alison”) and Nano Tech Co., Ltd. (“Nano”) infringed several of Aspen’s valid product and process patents. As a remedy, the ITC issued an exclusion order prohibiting importation of the infringing products into the United States. The exclusion order has been enforced by United States Customs and Border Protection since April 2018.

“Our success at the U.S. Court of Appeals, along with our recent victories in the German courts, reinforces the scope and strength of Aspen’s worldwide aerogel patent portfolio. From the outset, we have maintained our firm belief that both Alison and Nano infringe our patents. These recent court decisions have clearly confirmed that the Chinese manufacturers violate the law,” said Don Young, President and CEO of Aspen Aerogels.

“Our core strategy is to invest in the research, development, commercialization, and protection of our aerogel technology platform worldwide. We partner with industry leaders to bring these exciting technologies to market. In support of our partners and customers, we will continue to aggressively assert our patents against any company that infringes our technology worldwide,” concluded Mr. Young.

About Aspen Aerogels, Inc.

Aspen Aerogels is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to shape their own strategies around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com.

Media Contact

John F. Fairbanks

Chief Financial Officer

+1 508-691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: Aspen Aerogels' expectations about revenue, costs, expenses, profitability, gross margins, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels' business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, LNG, subsea, core, adjacent, U.S., North American, Asian, European, South American or other markets and the impact of these trends on Aspen Aerogels' business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects, including the PTT LNG Nong Fab Terminal project, and their impact on Aspen Aerogels' business; beliefs about the impact of pricing actions, cost reduction initiatives and the economics of Aspen Aerogels' business; beliefs about Aspen Aerogels' strategic initiatives and implementation; beliefs about Aspen Aerogels' strategic partnership with BASF, including the potential for joint development activities to create new product and market opportunities enabled by advanced manufacturing processes; beliefs about the potential to develop new market opportunities from Aspen Aerogel's aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, including in the battery materials market; beliefs about the role of our technology and partnership opportunities in the battery materials market; beliefs about the effectiveness of the ITC exclusion order; beliefs about Aspen Aerogels’ intellectual property and technology strategy and its implementation; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; and beliefs about Aspen Aerogels’ ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen Aerogels’ patents; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to pursue Aspen Aerogels’ technology, patent enforcement, or patent defense strategy; any sustained downturn in the energy industry or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; price variations in raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.